EXHIBIT 4.1

FOURTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP., as Issuer

the GUARANTORS party hereto

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

Dated as of June 26, 2008

Supplemental to Indenture

Dated as of April 10, 2002

Amending Certain Provisions of the

9 1/4 % Senior Subordinated Notes due 2012

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of June 26, 2008 (the “Fourth Supplemental Indenture”), is among STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), as issuer, the guarantors listed on the signature page hereto (the “Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, this Fourth Supplemental Indenture supplements and amends the indenture dated as of April 10, 2002 (the “Original Indenture”), by and between the Company and J.P. Morgan Trust Company, N.A., as Trustee (the “Original Trustee”), which was previously supplemented by the First Supplemental Indenture dated as of April 10, 2002 (the “First Supplemental Indenture”) by and between the Company and the Original Trustee which established the terms of the Company’s outstanding 9 1/4% Senior Subordinated Notes due 2012 (the “Notes”), the Second Supplemental Indenture dated as of February 22, 2006 (the “Second Supplemental Indenture”; the Original Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture is referred to herein as the “Indenture”) by and between the Company and the Original Trustee and the Third Supplemental Indenture dated as of September 24, 2007 (the “Third Supplemental Indenture”) by and between the Company and the Trustee which established the terms of the Company’s outstanding 6% Convertible Senior Subordinated Notes due 2012;

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture;

WHEREAS, this Fourth Supplemental Indenture amends the provisions of the Indenture, to the extent the Indenture relates to and governs the terms of the Notes, as further described herein;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Securities of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment, with certain exceptions that are not applicable hereto;

WHEREAS, Holders of at least a majority in principal amount of the outstanding Notes have consented to the amendments provided herein;

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid and binding agreement of the Company in accordance with its terms have been done and performed, and the execution of this Fourth Supplemental Indenture and the amendment of the Indenture, to the extent the Indenture relates to and governs the terms of the Notes, has in all respects been duly authorized; and

WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Fourth Supplemental Indenture as guarantors of the Notes, and all things necessary to make this Fourth Supplemental Indenture a valid and binding agreement of each Guarantor, in accordance with its terms, have been done and performed, and the amendment of the Indenture, to the extent the Indenture relates to and governs the terms of the Notes, has in all respects been duly authorized by the Guarantors.

NOW, THEREFORE, for and in consideration of the premises and the amendment of the Indenture, to the extent the Indenture relates to and governs the terms of the Notes hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Scope of Fourth Supplemental Indenture. The changes, modifications and supplements to the Indenture made by this Fourth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and the Indenture, to the extent the Indenture relates to and governs the terms of the Notes, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

2. Amendments.

(a) The definition of “Consolidated Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

“ “Consolidated Tangible Net Worth” with respect to the Company means the consolidated stockholders’ equity of the Company, as determined in accordance with generally accepted accounting principles, as in effect on March 7, 2003, less (i) that portion of any increase in each of the Unrestricted Subsidiaries’ stockholders’ equity subsequent to December 31, 2002 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with generally accepted accounting principles as in effect on March 7, 2003, and (ii) the Intangible Assets of the Company and the Restricted Subsidiaries. “Intangible Assets” means the amount (to the extent reflected in determining consolidated stockholders’ equity) of (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or any Restricted Subsidiary, and (B) all goodwill, trade names, trademarks, patents and other like intangibles.”

(b) The definition of “Restricted Investment” is hereby deleted in its entirety and replaced with the following:

“ “Restricted Investment” means any loan, advance, capital contribution or transfer (including by way of guaranty or other similar arrangement) in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any Person in which the Company, directly or indirectly, has an ownership interest but less than an 80% ownership interest; provided, however, that loans, advances, capital contributions or transfers (including by way of guaranty or other similar arrangement) to a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangements the amounts then guaranteed) exceeds, subsequent to December 31, 1996, $30 million for any one Homebuilding Joint Venture or 25% of Consolidated Tangible Net Worth in the aggregate for all Homebuilding Joint Ventures. In the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) under such agreements will be counted as a Restricted Investment. Restricted Investment shall include the fair market value of the net assets of any Restricted Subsidiary that at any time is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary, and the net assets of a Restricted Subsidiary that is designated an Unrestricted Subsidiary, shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.”

(c) Clause (i) of the second paragraph of Section 6.02 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

“(i) Indebtedness under one or more Bank Credit Facilities in an amount not in excess of $550 million outstanding in the aggregate at any one time;”

(d) Section 6.04 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

Section 6.04 Limitation on Restricted Payments. The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company’s own Capital Stock (other than Disqualified Stock), or rights thereto; (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Notes (other than Indebtedness Incurred after the issuance of the Notes provided that such repayment, redemption, repurchase, defeasance or other retirement is made substantially concurrent with the receipt of proceeds from the Incurrence of Indebtedness that by its terms is both subordinated in right of payment to the Notes and matures, by sinking fund or otherwise, after April 15, 2012; or (iii) make any Restricted Investment (such payments or any other actions described in (i), (ii) and (iii) being referred to herein collectively as, “Restricted Payments”) unless (A) at the time of, and after giving effect to, the proposed Restricted Payment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing, (B) the Company is able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under Section 6.02 herein, and (C) at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guaranties or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to June 30, 1997 shall not exceed the sum of (I) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to June 30, 1997, (II) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee), received by the Company from the issuance or sale, after March 7, 2003, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to March 7, 2003 upon the conversion of Indebtedness of the Company initially issued for cash, (III) 100% of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, Homebuilding Joint

Venture or any other Person in which the Company (or any Restricted Subsidiary), directly or indirectly, has an ownership interest but less than an 80% ownership interest to the extent that such dividends or distributions do not exceed the amount of loans, advances or capital contributions made to any such entity or Person subsequent to March 7, 2003 and included in the calculation of Restricted Payments, and (IV) $40,000,000; provided, however, that the foregoing shall not prevent (aa) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; provided, however, that such dividend shall be included in future calculations of Restricted Payments, (bb) the retirement of any shares of the Company’s Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); provided, however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above, or (cc) the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company’s Capital Stock (other than Disqualified Stock); provided however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above.

3. Miscellaneous.

(a) Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attention: Secretary

if to the Trustee:

The Bank of New York Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Attention: Global Corporate Trust

If to any Guarantor:

c/o Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attention: Secretary

(b) Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(c) Successors. This Fourth Supplemental Indenture shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

(d) Multiple Originals. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Fourth Supplemental Indenture.

(e) Headings. The headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

(f) Severability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

(g) Continued Effect. Except to the extent expressly amended hereby, all terms, provisions and conditions of the Indenture and the Notes, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

STANDARD PACIFIC CORP., as Issuer

By:	/s/ Jeffrey V. Peterson
	Name:	Jeffrey V. Peterson
	Title:	Chairman, Chief Executive Officer & President

By:	/s/ Andrew H. Parnes
	Name:	Andrew H. Parnes
	Title:	Executive Vice President-Finance & Chief Financial Officer

GUARANTORS:

LB/L – DUC II-FRANCESCHI, LLC

By:	STANDARD PACIFIC CORP., ITS MANAGER

LAGOON VALLEY RESIDENTIAL, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 1, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 2, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 3, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 4, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 5, LLC.

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 6, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 7, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 8, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TAMPA, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

BARRINGTON ESTATES, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

SPNS GOLDEN GATE, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

CH CONSTRUCTION, INC.
CH FLORIDA, INC.
HSP ARIZONA, INC.
HSP TUCSON, INC.
HWB CONSTRUCTION, INC.
HWB INVESTMENTS, INC.
O.L.P. FORTY DEVELOPMENT, LLC

By:	STANDARD PACIFIC OF JACKSONVILLE, GENERAL PARTNERSHIP, ITS MANAGER AND SOLE MEMBER

By:	STANDARD PACIFIC OF JACKSONVILLE, GP, ITS MANAGING PARTNER

PALA VILLAGE INVESTMENTS, INC.
SP COLONY INVESTMENTS, INC.
SP COPPENBARGER INVESTMENTS, INC.
SP LA FLORESTA, INC.
STANDARD PACIFIC OF ARIZONA, INC.
STANDARD PACIFIC OF CENTRAL FLORIDA, GENERAL PARTNERSHIP

By:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.
STANDARD PACIFIC OF FULLERTON, INC.
STANDARD PACIFIC OF JACKSONVILLE, GENERAL PARTNERSHIP

By:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF JACKSONVILLE GP, INC.
STANDARD PACIFIC OF ORANGE COUNTY, INC.
STANDARD PACIFIC OF SOUTH FLORIDA, GENERAL PARTNERSHIP

By:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.
STANDARD PACIFIC OF TUCSON, INC.
STANDARD PACIFIC OF WALNUT HILLS, INC.
HILLTOP RESIDENTIAL, LTD.

By:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER

RESIDENTIAL ACQUISITION GP, LLC
SP VENTURA INVESTMENTS, INC.
STANDARD PACIFIC 1, INC.
STANDARD PACIFIC 2, INC.
STANDARD PACIFIC 3, INC.
STANDARD PACIFIC 4, INC.
STANDARD PACIFIC 5, INC.
STANDARD PACIFIC 6, INC.
STANDARD PACIFIC 7, INC.
STANDARD PACIFIC 8, INC.
STANDARD PACIFIC 9, INC.
STANDARD PACIFIC OF ILLINOIS, INC.
STANDARD PACIFIC OF LAS VEGAS, INC.
STANDARD PACIFIC OF SOUTHWEST FLORIDA, GENERAL PARTNERSHIP

By:	STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.
STANDARD PACIFIC OF TAMPA, GENERAL PARTNERSHIP

By:	STANDARD PACIFIC OF TAMPA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.
STANDARD PACIFIC OF TEXAS, INC.
STANDARD PACIFIC OF THE CAROLINAS, LLC
WESTFIELD HOMES USA, INC.

By:	/s/ Jeffrey V. Peterson
	Name:	Jeffrey V. Peterson
	Title:	Chief Executive Officer

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ Timothy C. Little
	Name:	Timothy C. Little
	Title:	President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee,

By:	/s/ Sharon McGrath
	Name:	Sharon McGrath
	Title:	Vice President